                                                                    EXHIBIT 99.1





CONSOLIDATED FINANCIAL STATEMENTS

BIONATIVE AB

Years ended December 31, 2000 and 1999
with Report of Independent Certified Public Accountants

                                  BioNative AB

                              Financial Statements


                     Years ended December 31, 2000 and 1999




                                    CONTENTS

Report of Independent Certified Public Accountants.............................1

Consolidated Financial Statements

Consolidated Balance Sheets....................................................2
Consolidated Statements of Operations..........................................3
Consolidated Statements of Stockholders' Equity................................4
Consolidated Statements of Cash Flows..........................................5
Notes to Consolidated Financial Statements.....................................6

               Report of Independent Certified Public Accountants

Shareholders and Board of Directors
BioNative AB

We have audited the accompanying consolidated balance sheets of BioNative AB as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BioNative AB at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                                     /s/ ERNST & YOUNG AB


Umea, Sweden

June 18, 2001, except for the second paragraph of Note 1, as to which the date is September 28, 2001

                                  BioNative AB

                           Consolidated Balance Sheets

                (In Thousands of U.S. dollars, Except Share Data)

                                                                                            DECEMBER 31
                                                                                       2000             1999
                                                                                     --------         --------
ASSETS
Current assets:
   Cash and cash equivalents                                                         $    136         $    283
   Accounts receivable, net                                                               702              900
   Inventories, net                                                                     1,932            1,408
   Prepaid expenses                                                                       109              359
   Other current assets                                                                    72              120
                                                                                     --------         --------
Total current assets                                                                    2,951            3,070

Property, plant and equipment
   Land, building & improvements                                                          710              784
   Equipment and furniture                                                              1,904            1,949
   Construction in progress                                                               196               --
                                                                                     --------         --------
                                                                                        2,810            2,733
Less accumulated depreciation and amortization                                         (1,592)          (1,596)
                                                                                     --------         --------
                                                                                        1,218            1,137
Deferred tax assets                                                                       101               92
Other assets                                                                               12               13
                                                                                     --------         --------
Total assets                                                                         $  4,282         $  4,312
                                                                                     ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                  $    319         $    416
   Accrued expenses and other liabilities                                                 258              212
   Bank overdraft                                                                         528               --
   Current portion of long-term debt                                                       91               66
                                                                                     --------         --------
Total current liabilities                                                               1,196              694

Long-term debt, less current portion                                                    1,087            1,301
Deferred tax liability                                                                     91              162

Commitments and contingencies

Stockholders' equity:
   Common stock $12.35 par value. Authorized 20,000; Shares issued and
     outstanding 20,000 at December 31, 2000 and 1999, respectively                       247              247
   Capital in excess of par value                                                         299              299
   Retained earnings                                                                    1,689            1,731
   Accumulated comprehensive loss                                                        (327)            (122)
                                                                                     --------         --------
Total stockholders' equity                                                              1,908            2,155
                                                                                     --------         --------
Total liabilities and stockholders' equity                                           $  4,282         $  4,312
                                                                                     ========         ========



See notes to consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                      Consolidated Statements of Operations

                (In Thousands of U.S. dollars, Except Share Data)

                                                                              YEAR ENDED DECEMBER 31
                                                                               2000            1999
                                                                              -------         -------
Income:
   Net sales                                                                  $ 4,162         $ 5,202
                                                                              -------         -------
                                                                                4,162           5,202

Costs and expenses:
   Cost of sales                                                                1,741           2,563
   Research and development expenses                                              915           1,052
   General and administrative expenses                                          1,474           2,041
                                                                              -------         -------
                                                                                4,130           5,656
                                                                              -------         -------

Income (loss) from operations                                                      32            (454)

Interest income (expense)
   Interest income                                                                 25              23
   Interest expense                                                              (113)            (43)
                                                                              -------         -------
Loss before income taxes                                                          (56)           (474)

Income tax benefit                                                                (14)           (131)
                                                                              -------         -------
Net loss                                                                      $   (42)        $  (343)
                                                                              =======         =======

Basic and diluted loss per common share                                       $ (2.10)        $(17.15)
                                                                              =======         =======

Basic and diluted weighted average common shares                               20,000          20,000
                                                                              =======         =======



See notes to consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                 Consolidated Statement of Stockholders' Equity

                         (In Thousands of U.S. dollars)


                                                              CAPITAL IN      ACCUMULATED       ACCUMULATED           TOTAL
                                                COMMON         EXCESS OF      UNRESTRICTED     COMPREHENSIVE      STOCKHOLDERS'
                                                 STOCK         PAR VALUE         EQUITY             LOSS             EQUITY
                                                ------         ---------      ------------     -------------      -------------
Balance at January 1, 1999                       $ 247            $299           $ 2,074            $  --            $ 2,620
   Net loss                                         --              --              (343)              --               (343)
   Currency translation adjustment                  --              --                --             (122)              (122)
                                                                                                                     -------

   Comprehensive loss                                                                                                   (465)
                                                 -----            ----           -------            -----            -------

Balance at December 31, 1999                       247             299             1,731             (122)             2,155
   Net loss                                         --              --               (42)              --                (42)
   Currency translation adjustment                  --              --                --             (205)              (205)
                                                                                                                     -------
   Comprehensive loss                                                                                                   (247)
                                                 -----            ----           -------            -----            -------
Balance at December 31, 2000                     $ 247            $299           $ 1,689            $(327)           $ 1,908
                                                 =====            ====           =======            =====            =======



See notes to consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                      Consolidated Statements of Cash Flows

                         (In Thousands of U.S. dollars)

                                                                                       YEAR ENDED DECEMBER 31
                                                                                       2000              1999
                                                                                       -----           -------
OPERATING ACTIVITIES
Net loss                                                                               $ (42)          $  (343)
Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
     Changes in deferred taxes                                                           (76)             (134)
     Depreciation and amortization                                                       154               182
     Increase (decrease) relating to operating activities from:
       Accounts receivables                                                              116                92
       Prepaid expenses                                                                  223               117
       Inventory                                                                        (678)              (65)
       Other current assets                                                               38                92
       Accounts payable                                                                  (60)             (140)
       Accrued expenses and other liabilities                                             68               (87)
       Bank overdraft                                                                    545                --
                                                                                       -----           -------
Net cash provided by (used in) operating activities                                      288              (286)

INVESTING ACTIVITIES
Additions to property, plant and equipment, net                                         (418)             (896)
                                                                                       -----           -------
Net cash used in investing activities                                                   (418)             (896)

FINANCING ACTIVITIES
Payments on long-term debt                                                               (61)              (16)
Additional loans                                                                          --             1,276
                                                                                       -----           -------
Net cash (used in) provided by financing activities                                      (61)            1,260

Effect of exchange rate fluctuation                                                       44               (13)
(Decrease) increase in cash and cash equivalents                                        (147)               65
Cash and cash equivalents at beginning of year                                           283               218
                                                                                       -----           -------
Cash and cash equivalents at end of year                                               $ 136           $   283
                                                                                       =====           =======

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net                                                                     $  89          $     21
                                                                                       =====          ========


Income taxes paid                                                                      $  62          $      2
                                                                                       =====          ========




See notes to consolidated financial statements which are an integral part of these statements.

                                  BioNative AB

                   Notes to Consolidated Financial Statements

                                December 31, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND BASIS OF PRESENTATION

BioNative AB (BioNative or the Company) is a privately-held Swedish corporation, engaged in the development, manufacture and distribution of human leukocyte derived interferon and related drugs which are approved in Sweden for the treatment of patients with hairy cell leukemia or chronic myelogenous leukemia, who do not respond to treatment with recombinant (synthetic) interferon. The Company conducts its business in a single segment and substantially all of its operations and assets are located in Sweden.

On September 28, 2001, the stockholders of the Company approved the acquisition of the Company by Viragen (Europe) Ltd. (Viragen) in exchange for approximately 3 million common shares of Viragen. Under the agreement, an additional 20.5 million common shares of Viragen (Europe) Ltd. may be issued to (former) stockholders of the Company upon the Company achieving certain future performance milestones. If all of the additional 20.5 million of shares are issued, the former stockholders of the Company would own approximately 40% of Viragen. Viragen is a corporation organized in the United States and is a majority owned subsidiary of Viragen, Inc. The transaction closed on September 28, 2001.

The accompanying consolidated financial statements of the Company have been prepared under United States Generally Accepted Accounting Principles (US GAAP).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation. The Company also has investments in three Swedish companies of 20-50% (Agrisera AB, AlfaNative AB and Immunoative AB) which are accounted for by the equity method. The carrying value of the Company's investment in these companies was approximately $11,000 as of December 31, 2000 and the total assets and results of operations of these companies were not significant in 2000 or 1999.

                                  BioNative AB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Staff Accounting Bulletin
(SAB) No. 101, Revenue Recognition in Financial Statements. Revenues from product sales are recognized upon passage of title to the customer, which generally occurs upon shipment. Revenues under collaborative research and development agreements typically consist of cost reimbursements for qualifying research and development expenditures. The Company recognizes revenue on these agreements as qualifying costs are incurred. The Company does not have an obligation to refund, nor does there exist a presumption of an obligation to refund, on-going research and co-development payments received under these agreements. Revenues under collaborative research and development contracts were not significant in 2000 or 1999.

CONCENTRATIONS

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, and trade accounts receivable.

The Company maintains cash and cash equivalents with a single financial institution, which has a strong relative credit rating. The Company does not require collateral on these financial instruments.

To date the Company has had only limited sales of its products with approximately 79% and 75%, respectively of the Company's 2000 and 1999 revenues derived from sales to an Italian customer Alfa Biotech S.p.A. The Company does not require collateral for trade accounts receivable and therefore, the Company could record losses up to $655,000 if this customer failed to pay amounts owed to the Company as of December 31, 2000.

Management of the Company believes that it is not subject risks related to any other significant concentrations.

USE OF ESTIMATES

In preparing the consolidated financial statements, management must use some estimates and assumptions that may affect reported amounts and disclosures. Estimates are used when accounting for depreciation, amortization, and asset valuation allowances. The Company is also subject to risks and uncertainties that may cause actual results to differ from estimated results including, but not limited to, changes in the health care environment, competition, foreign exchange and legislation.

                                  BioNative AB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

FINANCIAL INSTRUMENTS

The carrying amount of financial instruments, including cash and cash equivalents, trade receivables, inventories, prepaid expenses, other current assets, accounts payable, accrued expenses and other current liabilities approximates the fair values of these instruments as of December 31, 2000, due to their short-term nature. The carrying amounts of the current portion of the Company's borrowings under its long-term borrowing agreement approximate their fair value. The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements and does not differ significantly from its carrying value as of December 31, 2000.

As of January 1, 2001, the Company adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement 133) which was issued in June, 1998 and related amendments Statements 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133 and 138, Accounting for Derivative Instruments and Certain Hedging Activities issued in June 1999 and June 2000, respectively (collectively referred to as Statement 133). The Company does not engage in hedging activities and does not hold any derivative financial instruments and therefore management of the Company does not expect the adoption of Statement 133 to have a significant impact on the Company's financial position or results of operations.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

                                  BioNative AB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment is stated at the lower of cost or net realizable value. For financial reporting purposes, depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives used for financial reporting purposes are:

     Land, buildings and improvements                                25 years
     Manufacturing equipment, furniture and fixtures                3-7 years

SFAS No. 121 Accounting for Long-Lived Assets and Long-Lived Assets to be Disposed Of established standards for recording the impairment of long-lived assets, including property, plant and equipment, intangible assets and goodwill. In accordance with this Statement, the Company reviews the carrying value of long-lived assets whenever indicators of impairment are present. Management believes no impairment indicators exist as of December 31, 2000.

INCOME TAXES

Income taxes have been provided using the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes.

RESEARCH AND DEVELOPMENT

Research and development costs incurred by the Company are expensed in the period incurred and totaled approximately $915,000 and $1,052,000 in 2000 and 1999, respectively.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. Advertising costs during 2000 and 1999, respectively were not significant.

                                  BioNative AB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION

For foreign operations, local currencies are considered their functional currencies. Assets and liabilities are translated to their U.S. dollar equivalents at rates in effect at the balance sheet date and record translation adjustments in stockholders' equity. Statement of operations accounts are translated at average rates for the period. Transaction adjustments, which are not material, are recorded in results of operations.

COMPREHENSIVE LOSS

The Company has adopted SFAS No. 130, Reporting Comprehensive Income which requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The only components of comprehensive loss for 2000 and 1999 are BioNative's net loss and foreign currency translation.

LOSS PER COMMON SHARE

Loss per common share has been computed based on the weighted average number of shares outstanding during each period, in accordance with SFAS 128, Earnings per Common Share. The Company does not have any outstanding share warrants, options or other potentially dilutive securities and accordingly reported basic and diluted loss per share are equivalent in all periods presented.

2. FINANCIAL STATEMENT DETAILS

INVENTORIES

Inventories consist of the following at December 31:

         (In Thousands of U.S. dollars)                  2000              1999
                                                        -------           -------
         Raw materials                                  $   815           $   670
         Finished goods                                   1,117               738
                                                        -------           -------
                                                        $ 1,932           $ 1,408
                                                        =======           =======

                                  BioNative AB

2. FINANCIAL STATEMENT DETAILS (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at December 31:

         (In Thousands of U.S. dollars)                                    2000           1999
                                                                         -------         -------
          Land, buildings and improvements                               $   710         $   784
          Manufacturing equipment, furniture and fixtures                  1,904           1,949
          Construction in process                                            196              --
                                                                         -------         -------
          Subtotal                                                         2,810           2,733
          Less: accumulated depreciation                                  (1,592)         (1,596)
                                                                         -------         -------
                                                                         $ 1,218         $ 1,137
                                                                         =======         =======


Depreciation expense for the years ended December 31, 2000 and 1999 was $154,000 and $182,000, respectively. Expenditures for repairs and maintenance totaled $31,000 and $53,000 for 2000 and 1999, respectively.

PREPAID EXPANSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following at December 31:

         (In Thousands of U.S. dollars)                                      2000           1999
                                                                           -------        -------
         Pre-paid rent                                                     $    72        $    79
         Advance payments to suppliers                                          --            246
         VAT receivables                                                        67             57
         Other                                                                  42             97
                                                                           -------        -------
                                                                           $   181        $   479
                                                                           =======        =======

                                  BioNative AB

2. FINANCIAL STATEMENT DETAILS (CONTINUED)

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accrued expenses and other current liabilities consist of the following at December 31


         (In Thousands of U.S. dollars)                                      2000           1999
                                                                           -------        -------
         Accrued salaries, benefits and related taxes                      $   172        $   168
         Current tax liabilities                                                62              5
         Other                                                                  24             39
                                                                           -------        -------
                                                                           $   258        $   212
                                                                           =======        =======


3. CAPITAL STOCK

SHARE CAPITAL

BioNative's share capital consisted of 20,000 common shares authorized, issued and outstanding as of December 31, 2000 and 1999. Common shares have a par value of $12.35 per share and each share carries one vote.

DIVIDENDS

In accordance with statutory requirements in Sweden, the Company must maintain reserves (restricted retained earnings), which are not available for distribution to shareholders as dividends. The Company is required under Swedish law to transfer 10% of its annual after-tax profits (if any) to a restricted legal reserve until such reserve equals 20% of the subscribed share capital. In addition The Swedish Company's act allows companies to classify up to 20% of annual pre-tax earnings (if any) as untaxed reserves. Under US GAAP such amounts, net of deferred taxes are classified as retained earnings, however, such amounts are not available for dividends until related Swedish income taxes have been paid. As of December 31, 2000, $235,000 of retained earnings was restricted and unavailable for payment of dividends under Swedish law.

                                  BioNative AB

4. INCOME TAXES

The temporary differences which give rise to the Company's net deferred tax assets and liabilities included in the accompanying consolidated balance sheets at December 31, 2000 and 1999, respectively are shown below:

              (In Thousands of U.S. dollars)                                      2000           1999
                                                                                -------         -------
              Deferred tax liability:
                 Swedish taxation reserves                                      $   (91)        $  (162)
                                                                                -------         -------
                   Total deferred tax liability                                     (91)           (162)
                                                                                -------         -------
              Deferred tax assets:
                  SPP potential receivables                                          34              --
                 Capitalized R&D                                                     67              92
                                                                                -------         -------
                   Total deferred tax assets                                        101              92
                                                                                -------         -------
              Net deferred tax asset (liability)                                $    10         $   (70)
                                                                                =======         =======


The benefit for income taxes consists of the following for the years ending December 31:

              (In Thousands of U.S. dollars)                                      2000            1999
                                                                                -------         -------
              Current                                                           $    62         $     3
              Deferred                                                              (76)           (134)
                                                                                -------         -------
                                                                                $   (14)        $  (131)
                                                                                =======         =======


A reconciliation of the Company's effective tax rate and the Swedish national statutory income tax rate is as follows:

         (In Thousands of U.S. dollars)                     2000                     1999
                                                           -----                     -----
         Tax benefit at statutory rate                       (16)         28%         (133)         28%
         Other                                                 2          (4)%           2           0%
                                                           -----        ----         -----        ----
              Total                                          (14)         24%         (131)         28%
                                                           =====        ====         =====        ====

                                  BioNative AB

5. FINANCING ARRANGEMENTS

The Company may borrow up to $890,000 under an available bank overdraft facility. Borrowings outstanding under this facility are at a floating rate of interest (7.05% at December 31, 2000) and the facility renews annually in December of each year. Outstanding borrowings under this agreement totaled $528,000 as of December 31, 2000. The bank overdraft facility is secured by certain assets of the Company.

As of December 31, 2000 the Company's long-term debt totaling $1,178,000 consisted of a mortgage loan agreement with a Swedish bank and two other loan agreements with Swedish governmental agencies.

Outstanding borrowings under these agreements bear interest at rates ranging from 4.85% to 11.2%. These agreements generally require payment of principal and interest on a quarterly basis. Under the terms of a loan agreement with Norlandsfunden, the Company is not required to begin quarterly principal payments until March 2003. These loans are secured by certain assets of the Company.

Long-term debt also includes a 25-year mortgage loan on the Company's principal operating facility in Umea Sweden. The outstanding principal balance on this loan was $848 thousand at December 31, 2000. This loan carries a floating rate of interest and the effective interest rate on the loan in 2000 was 4.85%. The Company is required to make quarterly payments of principal and interest under this agreement and the loan is secured is secured by the related land and building with a carrying value of $710,000 as of December 31, 2000.

Scheduled future principal repayments under the Company's existing long-term loan agreements are as follows:

         YEARS ENDED DECEMBER 31,    (In Thousands of U.S. dollars)

         2001                                       $     91
         2002                                             65
         2003                                            123
         2004                                            123
         2005                                            123
         Thereafter                                      653
                                                    --------
                                                    $  1,178
                                                    ========

                                  BioNative AB

6. EMPLOYEE BENEFITS

The Company participates in a governmentally regulated multi-employer pension plan for all of its employees. The plan is administered by a governmentally appointed agency and pension benefits available under the plan are determined by the Swedish government. By law, the plan administrator manages plan assets/investments and performs all other administrative functions (e.g. payment of benefits) on behalf of participating employers. Participating employers are required to make annual contributions to the plan in amounts determined by the plan administrator based on the projected values of plan assets and benefits. The Company's required annual pension contributions were $98,000 and $101,000 in 2000 and 1999, respectively.

In 2000 the plan administrator (SPP) announced that participating employers were eligible to receive refunds of excess contributions made in prior years. The Company has been notified by SPP that it is eligible to receive up to $161,000 in refunds or credits against future required pension contributions. The Company received $38,000 in cash in 2000 and recognized a gain on this amount. Under US GAAP any potential refund will be recognized on a cash basis when received.

7. COMMITMENTS AND CONTINGENCIES

Facilities Leases

The Company leases approximately 12,000 square feet of laboratory, production and office facilities in Umea, Sweden. This space is covered by three separate leases. The initial term of these leases has expired and each is renewable on a year-by-year basis at a total lease cost of approximately $25,000 per month.

Rent expense recorded under these agreements totaled $329,000 and $344,000 during fiscal 2000 and 1999, respectively.

                                  BioNative AB

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Employment agreements

The Company has entered into employment agreements with two of its officers. These agreements represent a commitment to pay termination bonuses of up to 24 months salary, totaling approximately $233,000.

8. RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141--Business Combinations and SFAS No. 142--Goodwill and Other Intangible Assets. SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations. It also changes the criteria to recognize intangible assets apart from goodwill. SFAS No. 142 changes the method of accounting for goodwill and indefinite lived intangible assets. The requirements of both SFAS Nos. 141 and 142 are effective for transactions occurring after June 30, 2001.

Management believes that the impact of SFAS 141 and SFAS 142 will not be significant to the Company.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143 Asset Retirement Obligations (SFAS 143) regarding non-temporary removal of long-lived asset from service, whether by sale, abandonment, recycling or other method of disposal.

Under SFAS 143 qualifying asset retirement obligations resulting from legal obligations associated with retirement are recorded at present fair value when the liability is deemed probable, which for assets acquired subject to existing retirement obligations will entail recognition upon acquisition.

The fair present value of the retirement obligations are recorded as an increase to long-lived assets, which is subsequently amortized using a systematic and rational allocation method. Under SFAS 143 the retirement obligation is accreted to future value over time, with the increase in obligation being recorded as interest expense.



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


                                  BioNative AB

             Notes to Consolidated Financial Statements (continued)



8. RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS 143 will become effective the first day of fiscal years beginning after June 15, 2002, which for the Company will be July 1, 2002 with early application permitted. The transition impact will be recorded as a cumulative change in accounting policy as of the beginning of the fiscal year. Management does not expect that the adoption of SFAS 143 will have a material impact on the of the Company's results of operations or financial position.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 supercedes Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of (SFAS 121) and those sections of Accounting Principle Board Standard No. 30 Reporting the Results of Operations (APB 30), related to discontinued operations. The scope of SFAS 144 includes long-lived assets, or groups of assets, to be held and used as well as those which are to be disposed of by sale or by other method, but excludes a number of long-lived assets such as goodwill and intangible assets not being amortized under the application of SFAS 142. Under SFAS 144 the impairment test methodologies of SFAS 121 are essentially unchanged as the standard requires testing for impairment when indicators of impairment are in evidence, and that impairment losses are recognized only if the assets carrying value is not recoverable (based on undiscounted cash flows) and the carrying value of the long lived asset (group) is higher than the fair value.

SFAS 144 is effective the first day of fiscal years beginning after December 15, 2001, which for the Company will be July 1, 2002, with early application encouraged. Management does not expect that the adoption of SFAS 144 will have a material impact on the of the Company's results of operations or financial position.




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